RYAN SPECIALTY GROUP REPORTS FOURTH QUARTER 2021 RESULTS

- Total Revenue grew 15.8% period-over-period to $378.5 million -

- Organic Revenue Growth Rate of 15.4% period-over-period -

- Net Income of $29.6 million, or $0.09 per diluted share -

- Adjusted EBITDAC grew 18.2% period-over-period to $120.3 million -

- Adjusted Net Income grew 24.1% period-over-period to $77.0 million, or $0.29 per diluted share -

- Initiates 2022 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC Margin -

MARCH 15, 2022 | CHICAGO, IL — Ryan Specialty Group Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Highlights

•
Total Revenue grew 15.8% period-over-period to $378.5 million, compared to $326.9 million in the prior-year period
•
Organic Revenue Growth Rate* was 15.4% for the quarter, compared to 21.8% for the same quarter last year
•
Net Income of $29.6 million, compared to Net Loss of $3.5 million in the prior-year period. Diluted Earnings per Share was $0.09
•
Adjusted EBITDAC* increased 18.2% to $120.3 million, compared to $101.8 million in the prior-year period
•
Adjusted EBITDAC Margin* rose 70 basis points period-over-period to 31.8%
•
Adjusted Net Income* increased 24.1% to $77.0 million, compared to $62.1 million in the prior-year period
•
Adjusted Diluted Earnings per Share for the fourth quarter of 2021 was $0.29

Full Year 2021 Highlights

•
Total Revenue grew 41% year-over-year to $1.4 billion, compared to $1.0 billion in the prior year
•
Organic Revenue Growth Rate* was 22.4%, compared to 20.4% for the prior year
•
Net Income of $56.6 million, compared to Net Income of $70.5 million in the prior year. Net Income for 2021 included $79.5 million of one-time costs incurred by the Company during 2021 related to the Company’s completed initial public offering (“IPO”)
•
Adjusted EBITDAC* increased 56.8% to $460.2 million, compared to $293.5 million in the prior year
•
Adjusted EBITDAC Margin* rose 330 basis points year-over-year to 32.1%
•
Adjusted Net Income* increased 56.5% to $290.1 million, compared to $185.4 million in the prior year

“Our fourth quarter performance capped off a banner 2021, which is a true testament to the dedication and talent of our entire Ryan Specialty team,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty Group. “Another quarter of strong double-digit organic growth enabled us to record a second consecutive full year of over 20% organic revenue growth, a remarkable feat that clearly demonstrates the value our differentiated platform and world-class team provides our clients. Additionally, we improved margins once again on a year-over-year basis, further validating the scalability of our platform, and successfully completed the integration of All Risks into Ryan Specialty. As we progress through 2022, we remain well positioned to gain additional share of the expanding E&S market and are confident in our ability to continue delivering sustainable and profitable growth over the long term.”

Summary of Fourth Quarter Results

	Three months ended
	December 31,		Change
(in thousands, except percentages and per share data)	2021	2020	$	%
GAAP financial measures
Total revenue	$378,535	$326,947	$51,588	15.8%
Compensation and benefits	253,793	225,061	28,732	12.8
General and administrative	41,971	25,626	16,345	63.8
Total operating expenses	323,286	278,443	44,843	16.1
Operating income	55,249	48,504	6,745	13.9
Net income	29,616	(3,488)	33,104	(949.1)
Net income attributable to Ryan Specialty Group Holdings, Inc.	10,051	(4,366)	14,417	(330.2)
Compensation and Benefits Expense Ratio (1)	67.0%	68.8%
General and Administrative Expense Ratio (2)	11.1%	7.8%
Net Income Margin	7.8%	(1.1)%
Earnings per Share (3)	$0.10
Diluted Earnings per Share (3)	$0.09
Non-GAAP financial measures*
Organic Revenue Growth Rate	15.4%	21.8%
Adjusted Compensation and Benefits Expense	$221,111	$198,032	23,079	11.7
Adjusted Compensation and Benefits Expense Ratio	58.4%	60.6%
Adjusted General and Administrative Expense	$37,107	$27,159	9,948	36.6
Adjusted General and Administrative Expense Ratio	9.8%	8.3%
Adjusted EBITDAC	$120,317	$101,756	18,561	18.2
Adjusted EBITDAC Margin	31.8%	31.1%
Adjusted Net Income	$76,983	$62,053	14,930	24.1
Adjusted Net Income Margin	20.3%	19.0%
Adjusted Diluted Earnings per Share	$0.29

* For a definition and a reconciliation of Organic Revenue Growth Rate, Adjusted Compensation and Benefits Expense, Adjusted Compensation and Benefits Ratio, Adjusted General and Administrative Expense, Adjusted General and Administrative Expense Ratio, Adjusted EBITDAC, Adjusted EBITDAC Margin, Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Diluted Earnings per Share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and Benefits Expense Ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and Administrative Expense Ratio is defined as General and administrative expense divided by Total revenue.

(3)
Earnings per Share is defined as Net income attributable to Ryan Specialty Group Holdings, Inc. plus $0.1 million of income attributed to substantively vested shares (the numerator) divided by the weighted average Class A common shares outstanding during the period (the denominator). For the three months ended December 31, 2021, the weighted average Class A common shares outstanding was 106,055,207. Diluted Earnings per Share includes a $0.4 million adjustment to the Earnings per Share numerator and an increase of 7,475,558 dilutive shares to the Earnings per Share denominator.

Fourth Quarter 2021 Review*

Total revenue for the fourth quarter of 2021 was $378.5 million, an increase of 15.8% compared to $326.9 million in the prior-year period. This increase was primarily due to strong organic revenue growth of 15.4%, driven by new client wins, expanded relationships with existing clients, an overall expansion of the E&S market, and premium rate increases.

Total operating expenses for the fourth quarter of 2021 were $323.3 million, a 16.1% increase compared to the prior-year period. This was primarily due to an increase in Compensation and benefits expense, which is heavily correlated to revenue growth as many of Ryan Specialty’s producers are compensated based on a percentage of the revenue they generate for the Company. General and administrative expense also rose compared to the prior-year period to accommodate revenue growth.

Net income for the fourth quarter of 2021 was $29.6 million, compared to a net loss of $3.5 million in the prior-year period. The increase was due to year-over-year growth, as well as a $28.2 million non-operating loss incurred by the Company in the fourth quarter of 2020 that did not recur in the fourth quarter of 2021. Diluted Earnings per Share for the fourth quarter of 2021 was $0.09.

Adjusted EBITDAC of $120.3 million grew 18.2% from $101.8 million in the prior-year period. Adjusted EBITDAC Margin for the quarter was 31.8%, a 70 basis point improvement compared to the prior-year period. The increases in Adjusted EBITDAC and Adjusted EBITDAC Margin were primarily driven by increasing operating leverage as strong revenue growth outpaced Compensation and benefits expense, as well as continued execution of the Company’s restructuring plan, partially offset by increased General and Administrative expense. The restructuring plan, which the Company initiated in 2020, is anticipated to achieve $25 million in cumulative annualized cost savings when fully actioned by June 30, 2022.

Adjusted Net Income for the fourth quarter of 2021 rose 24.1% to $77.0 million, compared to $62.1 million in the prior-year period. Adjusted Net Income Margin rose 130 basis points to 20.3%, reflecting operating leverage as revenue growth outpaced growth in operating expenses. Adjusted Diluted Earnings per Share for the fourth quarter of 2021 was $0.29.

* For the definition of each of the non-GAAP measures referred to above as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Fourth Quarter 2021 Revenue by Specialty

Net commissions and fees growth in all specialties was primarily driven by strong organic growth.

	Three Months Ended December 31,
(in thousands)	2021	2020	% change
Wholesale Brokerage	$255,750	$212,384	20.4%
Binding Authority	48,186	43,000	12.1%
Underwriting Management	74,443	71,468	4.2%

Liquidity and Financial Condition

As of December 31, 2021, the Company had cash and cash equivalents of $387.0 million and outstanding debt principal of $1.6 billion.

Full Year 2022 Outlook*

The Company is initiating its full year 2022 outlook for both Organic Revenue Growth Rate and Adjusted EBITDAC Margin as follows:

•
Organic Revenue Growth Rate guidance for full year 2022 to be between 13.0% – 15.0%
•
Adjusted EBITDAC Margin guidance for full year 2022 to be between 28.0% – 30.0%

For a definition of Organic Revenue Growth Rate and Adjusted EBITDAC Margin as well as an explanation of the Company’s inability to provide reconciliations of these forward-looking non-GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryansg.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryansg.com in its Investors section for one year following the call.

About Ryan Specialty Group

Founded in 2010, Ryan Specialty Group (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryansg.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2022 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; the impact on the Company’s operations and financial condition from the effects of the current COVID-19 pandemic; the impact of breaches in security that cause significant system or network disruptions; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; and the impact of being unable to refinance the Company’s indebtedness.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our annual report on Form 10-K which we expect to file with the Securities and Exchange Commission on March 16, 2022, and in other documents that we file with, or furnish to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of our business, we use non-GAAP financial measures that are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. We consider these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization and certain other items that we believe are not representative of our core business. We use the following non-GAAP measures for business planning purposes, in measuring our performance relative to that of our competitors, to help investors to understand the nature of our growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way we do and may not make identical adjustments.

Organic Revenue Growth Rate: Organic Revenue Growth Rate represents the percentage change in revenue, as compared to the same period for the year prior, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, fiduciary investment income, and foreign exchange rates. The most directly comparable GAAP financial metric is Total Revenue Growth Rate.

Adjusted Compensation and Benefits Expense: Adjusted Compensation and Benefits Expense represents Compensation and Benefits Expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and Benefits Expense.

Adjusted General and Administrative Expense: Adjusted General and Administrative Expense represents General and Administrative Expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and Administrative Expense.

Adjusted Compensation and Benefits Expense Ratio: Adjusted Compensation and Benefits Expense Ratio represents the Adjusted Compensation and Benefits Expense as a percentage of total revenue. The most directly comparable GAAP financial metric is Compensation and Benefits Expense Ratio.

Adjusted General and Administrative Expense Ratio: Adjusted General and Administrative Expense Ratio represents the Adjusted General and Administrative Expense as a percentage of total revenue. The most directly comparable GAAP financial metric is General and Administrative Expense Ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net Income before interest expense, income tax expense, depreciation, amortization, and change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. The most directly comparable GAAP financial metric is Net Income.

Adjusted EBITDAC Margin: Adjusted EBITDAC Margin is defined as Adjusted EBITDAC as a percentage of total revenue. The most directly comparable GAAP financial metric is Net Income Margin.

Adjusted Net Income: Adjusted Net Income is tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with the IPO and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of Ryan Specialty Group, LLC. For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of our adjusted pre-tax income as if the Company owned 100% of Ryan Specialty Group, LLC. The most directly comparable GAAP financial metric is Net Income.

Adjusted Net Income Margin: Adjusted Net Income Margin is defined as Adjusted Net Income as a percentage of total revenue. The most directly comparable GAAP financial metric is Net Income Margin.

Adjusted Diluted Earnings per Share: Adjusted Diluted Earnings per Share is defined as Adjusted Net Income divided by diluted shares outstanding after adjusting for the effect of the exchange of 100% of the outstanding common units of New RSG Holdings, LLC (together with the shares of Class B common stock) into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted Earnings per Share. The reconciliation of the above non-GAAP measures to their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic Revenue Growth Rate and Adjusted EBITDAC Margin outlook presented in the ”Full Year 2022 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total Revenue Growth Rate or Net Income because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Contacts:

Investor Relations

Noah Angeletti
SVP, Head of Investor Relations & Treasurer
Ryan Specialty Group
IR@ryansg.com
Phone: (312) 784-6152

Media Relations

Alice Phillips Topping
SVP, Chief Marketing & Communications Officer
Ryan Specialty Group
Alice.Topping@ryansg.com
Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
REVENUE
Net commissions and fees	$378,379	$326,852	$1,432,179	$1,016,685
Fiduciary investment income	156	95	592	1,589
Total revenue	$378,535	$326,947	$1,432,771	$1,018,274
EXPENSES
Compensation and benefits	253,793	225,061	991,618	686,155
General and administrative	41,971	25,626	138,955	107,381
Amortization	25,782	28,778	107,877	63,567
Depreciation	1,205	1,276	4,806	3,934
Change in contingent consideration	535	(2,298)	2,891	(1,301)
Total operating expenses	$323,286	$278,443	$1,246,147	$859,736
OPERATING INCOME	$55,249	$48,504	$186,624	$158,538
Interest expense	19,130	20,948	79,354	47,243
Income (loss) from equity method investment in related party	(1,369)	27	(759)	440
Other non-operating income (loss)	600	(28,204)	(44,947)	(32,270)
INCOME (LOSS) BEFORE INCOME TAXES	$35,350	$(621)	$61,564	$79,465
Income tax expense	5,734	2,867	4,932	8,952
NET INCOME (LOSS)	$29,616	$(3,488)	$56,632	$70,513
GAAP financial measures
Revenue	$378,535	$326,947	1,432,771	$1,018,274
Compensation and Benefits	253,793	225,061	991,618	686,155
General and Administrative	41,971	25,626	138,955	107,381
Net Income	29,616	(3,488)	56,632	70,513
Compensation and Benefits Expense Ratio	67.0%	68.8%	69.2%	67.4%
General and Administrative Expense Ratio	11.1%	7.8%	9.7%	10.5%
Net Income Margin	7.8%	(1.1)%	4.0%	6.9%
Earnings Per Share	$0.10	$—	$(0.07)	$—
Diluted Earnings Per Share	$0.09	$—	$(0.07)	$—

Non-GAAP Financial Measures (unaudited)

	Three months ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2021	2020	2021	2020
Non-GAAP financial measures*
Organic Revenue Growth Rate	15.4%	21.8%	22.4%	20.4%
Adjusted Compensation and Benefits Expense	$221,111	$198,032	$846,563	$632,241
Adjusted Compensation and Benefits Expense Ratio	58.4%	60.6%	59.1%	62.1%
Adjusted General and Administrative Expense	$37,107	$27,159	$125,977	$92,525
Adjusted General and Administrative Expense Ratio	9.8%	8.3%	8.8%	9.1%
Adjusted EBITDAC	$120,317	$101,756	$460,231	$293,508
Adjusted EBITDAC Margin	31.8%	31.1%	32.1%	28.8%
Adjusted Net Income	$76,983	$62,053	$290,117	$185,426
Adjusted Net Income Margin	20.3%	19.0%	20.2%	18.2%
Adjusted Diluted Earnings per Share	$0.29	$—	$1.08	$—

Consolidated Statements of Financial Position (Unaudited – All balances presented in thousands, except unit and par value data

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$386,962	$312,651
Commissions and fees receivable – net	210,252	177,699
Fiduciary cash and receivables	2,390,185	1,978,152
Prepaid incentives – net	7,726	8,842
Other current assets	15,882	16,006
Total current assets	$3,011,007	$2,493,350
NON-CURRENT ASSETS
Goodwill	1,309,267	1,224,196
Other intangible assets	573,930	604,764
Prepaid incentives – net	25,382	36,199
Equity method investment in related party	45,417	47,216
Property and equipment – net	15,290	17,423
Lease right-of-use assets	84,874	93,941
Deferred tax assets	382,753	—
Other non-current assets	10,788	12,293
Total non-current assets	$2,447,701	$2,036,032
TOTAL ASSETS	$5,458,708	$4,529,382
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS'/MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	99,403	115,573
Accrued compensation	386,301	349,558
Operating lease liabilities	18,783	19,880
Short-term debt and current portion of long-term debt	23,469	19,158
Fiduciary liabilities	2,390,185	1,978,152
Total current liabilities	$2,918,141	$2,482,321
NON-CURRENT LIABILITIES
Accrued compensation	4,371	69,121
Operating lease liabilities	74,386	83,737
Long-term debt	1,566,627	1,566,192
Deferred tax liabilities	631	577
Tax receivable agreement liabilities	272,100	—
Other non-current liabilities	27,675	16,709
Total non-current liabilities	$1,945,790	$1,736,336
TOTAL LIABILITIES	$4,863,931	$4,218,657
MEZZANINE EQUITY
Preferred units ($1.00 par value; 0 issued and outstanding at December 31, 2021 and 260,000,000 issued and outstanding at December 31, 2020)	$—	$239,635
STOCKHOLDERS'/MEMBERS’ EQUITY
Members' interest	—	67,088
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 109,894,548 shares issued and outstanding at December 31, 2021)	110	—
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 149,162,107 shares issued and outstanding at December 31, 2021)	149	—
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2021)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2021)	—	—
Additional paid-in capital	348,865	—
Accumulated deficit	(7,064)	—
Accumulated other comprehensive income	1,714	2,702
Total stockholders' equity attributable to Ryan Specialty Group Holdings, Inc. /members’ equity	$343,774	$69,790
Non-controlling interests	251,003	1,300
Total stockholders'/members’ equity	594,777	71,090
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS'/MEMBERS’ EQUITY	$5,458,708	$4,529,382

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$56,632	$70,513
Adjustments to reconcile net income to cash flows from (used for) operating activities:
Loss (gain) from equity method investment	759	(440)
Amortization	107,877	63,567
Depreciation	4,806	3,934
Prepaid and deferred compensation expense	46,470	21,619
Non-cash equity based compensation	67,534	10,800
Amortization of deferred debt issuance costs	11,372	5,002
Deferred income taxes	(1,154)	203
Loss on extinguishment of existing debt	8,634	1,708
Change (net of acquisitions and divestitures) in:
Commissions and fees receivable - net	(29,657)	(31,174)
Accrued interest	760	4
Other current assets and accrued liabilities	78,728	15,516
Other non-current assets and accrued liabilities	(79,268)	(25,859)
Total cash flows provided by operating activities	$273,493	$135,393
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions - net of cash acquired and cash held in fiduciary capacity	(108,883)	(717,961)
Asset acquisitions	(343,158)	(5,236)
Prepaid incentives issued – net of repayments	3,885	(9,313)
Equity method investment in related party	-	(23,500)
Capital expenditures	(9,781)	(12,498)
Total cash flows used for investing activities	$(457,937)	$(768,508)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions of members' equity	—	19,749
Contributions of mezzanine equity	—	98,373
Allocation of contribution to Redeemable Class B embedded derivative	—	814
Purchase of remaining interest in Ryan Re	(48,368)	—
Payment of contingent consideration	(4,495)	—
Equity repurchases from pre-IPO unitholders	(3,880)	(52,562)
Repurchase of preferred equity	(78,256)	—
Cash distribution to pre-IPO unitholders	(47,096)	(50,121)
Repayment of term debt	(16,500)	(144,750)
Borrowing of term debt	—	1,650,000
Repayment of unsecured promissory notes	(1,108)	—
Repayment of subordinated notes	—	(25,000)
Borrowings on revolving credit facilities	—	305,517
Repayments on revolving credit facilities	—	(734,214)
Finance lease and other costs paid	(129)	235
Debt issuance costs paid	(2,431)	(78,799)
Repurchase of Class A common stock in the IPO	(183,616)	—
Repurchase of pre-IPO LLC Units and payment of Alternative TRA Payments	(780,352)	—
Issuance of Class A common stock in the IPO, net of offering costs paid	1,448,097	—
Net change in fiduciary liabilities	147,418	136,062
Total cash flows provided by financing activities	$429,284	$1,125,304
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	(883)	1,353
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$243,957	$493,542
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	$895,704	$402,162
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,139,661	$895,704
Reconciliation of cash, cash equivalents, and cash held in a fiduciary capacity
Cash and cash equivalents	$386,962	$312,651
Cash held in a fiduciary capacity	752,699	583,053
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,139,661	$895,704

The Company revised the Consolidated Statements of Cash Flows presentation to include Cash held in a fiduciary capacity as a component of total Cash, presented as cash, cash equivalents, and cash held in a fiduciary capacity. The Company revised the 2020 presentation for comparable purposes.

Net Commissions and Fees

	Three months ended December 31,				Period over Period
(in thousands, except percentages)	2021	% of total	2020	% of total	Change
Wholesale Brokerage	$255,750	67.6%	$212,384	65.0%	$43,366	20.4%
Binding Authority	48,186	12.7	43,000	13.2	5,186	12.1
Underwriting Management	74,443	19.7	71,468	21.9	2,975	4.2
Total Net commissions and fees	$378,379		$326,852		$51,527	15.8%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2021	% of total	2020	% of total	Change
Wholesale Brokerage	$931,979	65.1%	$673,090	66.2%	$258,889	38.5%
Binding Authority	209,622	14.6	144,837	14.2	64,785	44.7
Underwriting Management	290,578	20.3	198,758	19.6	91,820	46.2
Total Net commissions and fees	$1,432,179		$1,016,685		$415,494	40.9%

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three months ended
	December 31,
	2021	2020
Total Revenue Growth Rate (GAAP) (1)	15.8%	48.7%
Less: Mergers and Acquisitions (2)	(0.6)	(26.2)
Change in Other (3)	0.2	(0.7)
Organic Revenue Growth Rate (Non-GAAP)	15.4%	21.8%

(1)
December 31, 2021 revenue of $378.5 million less December 31, 2020 revenue of $326.9 million is a $51.6 million period-over-period change. The change, $51.6 million, divided by the December 31, 2020 revenue of $326.9 million is a total revenue change of 15.8%. December 31, 2020 revenue of $326.9 million less December 31, 2019 revenue of $219.8 million is a $107.1 million period-over-period change. The change, $107.1 million, divided by the December 31, 2019 revenue of $219.8 million is a total revenue change of 48.7%. Refer to "Comparison of the Year Ended December 31, 2021 and 2020" and "Comparison of the Year Ended December 31, 2020 and 2019" in the 10-K for further discussion.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended December 31, 2021 and three months ended December 31, 2020 was $1.9 million and $57.7 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended December 31, 2021 and three months ended December 31, 2020 was $0.6 million and $(1.6) million, respectively.

	Year Ended December 31,
	2021	2020
Total Revenue Growth Rate (GAAP) (1)	40.7%	33.1%
Less: Mergers and Acquisitions (2)	(18.3)	(12.9)
Change in Other (3)	0.0	0.2
Organic Revenue Growth Rate (Non-GAAP)	22.4%	20.4%

(1)
December 31, 2021 revenue of $1,432.8 million less December 31, 2020 revenue of $1,018.3 million is a $414.5 million year-over-year change. The change, $414.5 million, divided by the December 31, 2020 revenue of $1,018.3 million is a total revenue change of 40.7%. December 31, 2020 revenue of $1,018.3 million less December 31, 2019 revenue of $765.1 million is a $253.2 million year-over-year change. The change, $253.2 million, divided by the December 31, 2019 revenue of $765.1 million is a total revenue change of 33.1%. Refer to "Comparison of the Year Ended December 31, 2021 and 2020" and "Comparison of the Year Ended December 31, 2020 and 2019" in the 10-K for further discussion.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the year ended December 31, 2021 and year ended December 31, 2020 was $186.4 million and $98.4 million, respectively.
(3)
The other adjustments exclude the year-over-year change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the year ended December 31, 2021 and 2020 was $0.6 million and $1.6 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three months ended
	December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$378,535	$326,947
Compensation and Benefits Expense	$253,793	$225,061
Acquisition-related expense	—	(56)
Acquisition related long-term incentive compensation	(9,568)	(8,581)
Restructuring and related expense	(688)	(7,164)
Amortization and expense related to discontinued prepaid incentives	(1,768)	(7,136)
Equity-based compensation	(2,380)	(3,647)
Discontinued programs expense	—	(508)
Other non-recurring expense	—	63
Initial public offering related expense	(18,278)	—
Adjusted Compensation and Benefits Expense (1)	$221,111	$198,032
Compensation and Benefits Expense Ratio	67.0%	68.8%
Adjusted Compensation and Benefits Expense Ratio	58.4%	60.6%

(1)
Adjustments made to Compensation and Benefits Expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net Income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Year Ended December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$1,432,771	$1,018,274
Compensation and Benefits Expense	$991,618	$686,155
Acquisition-related expense	—	(4,479)
Acquisition related long-term incentive compensation	(38,405)	(13,064)
Restructuring and related expense	(9,934)	(10,465)
Amortization and expense related to discontinued prepaid incentives	(7,209)	(14,173)
Equity-based compensation	(13,639)	(10,800)
Discontinued programs expense	—	(996)
Other non-recurring expense	—	63
Initial public offering related expense	(75,868)	—
Adjusted Compensation and Benefits Expense (1)	$846,563	$632,241
Compensation and Benefits Expense Ratio	69.2%	67.4%
Adjusted Compensation and Benefits Expense Ratio	59.1%	62.1%

(1)
Adjustments made to Compensation and Benefits Expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net Income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three months ended
	December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$378,535	$326,947
General and Administrative Expense	$41,971	$25,626
Acquisition-related expense	(2,147)	(24)
Restructuring and related expense	(441)	(603)
Discontinued programs expense	—	2,386
Other non-recurring expense	3	(226)
Initial public offering related expense	(2,279)	—
Adjusted General and Administrative Expense (1)	$37,107	$27,159
General and Administrative Expense Ratio	11.1%	7.8%
Adjusted General and Administrative Expense Ratio	9.8%	8.3%

(1)
Adjustments made to General and Administrative Expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net Income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Year Ended December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$1,432,771	$1,018,274
General and Administrative Expense	$138,955	$107,381
Acquisition-related expense	(4,275)	(13,807)
Restructuring and related expense	(4,727)	(2,425)
Discontinued programs expense	—	1,785
Other non-recurring expense	(351)	(409)
Initial public offering related expense	(3,625)	—
Adjusted General and Administrative Expense (1)	$125,977	$92,525
General and Administrative Expense Ratio	9.7%	10.5%
Adjusted General and Administrative Expense Ratio	8.8%	9.1%

(1)
Adjustments made to General and Administrative Expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net Income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three months ended
	December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$378,535	$326,947
Net Income (loss)	$29,616	$(3,488)
Interest expense	19,130	20,948
Income tax expense	5,734	2,867
Depreciation	1,205	1,276
Amortization	25,782	28,778
Change in contingent consideration	535	(2,298)
EBITDAC	$82,002	$48,083
Acquisition-related expense (1)	2,147	80
Acquisition related long-term incentive compensation (2)	9,568	8,581
Restructuring and related expense (3)	1,129	7,767
Amortization and expense related to discontinued prepaid incentives (4)	1,768	7,136
Other non-operating loss (income) (5)	(600)	28,204
Equity-based compensation (6)	2,380	3,647
Discontinued programs expense (7)	—	(1,878)
Other non-recurring expense (8)	(3)	163
IPO related expenses (9)	20,557	—
(Income) from equity method investments in related party	1,369	(27)
Adjusted EBITDAC (10)	$120,317	$101,756
Net Income (loss) Margin (11)	7.8%	(1.1)%
Adjusted EBITDAC Margin	31.8%	31.1%

(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.0 million and $0.1 million for the three months ended December 31, 2021 and 2020, respectively, while General and administrative expenses contributed to $2.1 million and $0.0 million of the acquisition-related expense for the three months ended December 31, 2021 and 2020, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of Compensation and benefits of $0.7 million and $7.2 million for the three months ended December 31, 2021 and 2020, respectively, and General and administrative costs including occupancy and professional services fees of $0.4 million and $0.6 million for the three months ended December 31, 2021 and 2020, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 17, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further discussion.
(5)
Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $28.7 million for the three months ended December 31, 2020 is due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. See “Note 13, Redeemable Preferred Units” of the audited consolidated financial statements for further discussion.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Discontinued programs expense includes $0.0 million and $(2.4) million of General and administrative expense for the three months ended December 31, 2021 and 2020, respectively. Compensation and benefits expense was $0.0 million and $0.5 million for the three months ended December 31, 2021 and 2020, respectively. These costs were associated with concluding specific programs that are no longer core to our business. This adjustment also includes $0.0 million and

$0.2 million of General and administrative expense related to additional cancellation activity associated with these programs for the three months ended December 31, 2021 and 2020, respectively.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.0 million and $0.2 million for the three months ended December 31, 2021 and 2020, respectively, and Compensation and benefits expense was $0.0 million and $(0.1) million for the three months ended December 31, 2021 and 2020, respectively. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(9)
Initial public offering related expenses includes $2.3 million of General and Administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $18.3 million for the three months ended December 31, 2021, related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business or the non-controlling interest attributed to the retained ownership of RSG LLC.
(11)
Net Income Margin is Net Income as a percentage of total revenue.

	Year Ended December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$1,432,771	$1,018,274
Net Income	$56,632	$70,513
Interest expense	79,354	47,243
Income tax expense	4,932	8,952
Depreciation	4,806	3,934
Amortization	107,877	63,567
Change in contingent consideration	2,891	(1,301)
EBITDAC	$256,492	$192,908
Acquisition-related expense (1)	4,275	18,286
Acquisition related long-term incentive compensation (2)	38,405	13,064
Restructuring and related expense (3)	14,661	12,890
Amortization and expense related to discontinued prepaid incentives (4)	7,209	14,173
Other non-operating loss (income) (5)	44,947	32,270
Equity-based compensation (6)	13,639	10,800
Discontinued programs expense (7)	—	(789)
Other non-recurring expense (8)	351	346
IPO related expenses (9)	79,493	—
(Income) from equity method investments in related party	759	(440)
Adjusted EBITDAC (10)	$460,231	$293,508
Net Income Margin (11)	4.0%	6.9%
Adjusted EBITDAC Margin	32.1%	28.8%

(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.0 million and $4.5 million for the years ended December 31, 2021 and 2020, respectively, while General and administrative expenses contributed to $4.3 million and $13.8 million of the acquisition-related expense for the years ended December 31, 2021 and 2020, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of Compensation and benefits of $9.9 million and $10.5 million for the years ended December 31, 2021 and 2020, respectively, and General and administrative costs including occupancy and professional services fees of $4.7 million and $2.4 million for the years ended December 31, 2021 and 2020, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 17, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further discussion.
(5)
Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $36.9 million in 2021 and $28.7 million in 2020 is due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. See “Note 13, Redeemable Preferred Units” of the audited consolidated financial statements for further discussion. For the year ended December 31, 2021, non-operating loss (income) includes costs associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt. For the year ended December 31, 2020, non-operating loss (income) includes the change in fair value of interest rate swaps which were discontinued in 2020.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Discontinued programs expense includes $0.0 million and $(1.8) million of General and administrative expense for the years ended December 31, 2021 and 2020, respectively. Compensation and benefits expense was $0.0 million and $1.0 million for the years ended December 31, 2021 and 2020, respectively. These costs were associated with concluding specific programs that are no longer core to our business. This adjustment also includes $0.0 million and $(0.1) million of General and administrative expense related to additional cancellation activity associated with these programs for the years ended December 31, 2021 and 2020, respectively.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million and $0.4 million for the years ended December 31, 2021 and 2020, respectively, and Compensation and benefits expense was $0.0 million and $(0.1) million for the years ended December 31, 2021 and 2020, respectively. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(9)
Initial public offering related expenses includes $3.6 million of General and Administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $75.9 million for the year ended December 31, 2021, related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business or the non-controlling interest attributed to the retained ownership of RSG LLC.
(11)
Net Income Margin is Net Income as a percentage of total revenue.

Reconciliation of Adjusted Net Income to Net Income

	Three months ended
	December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$378,535	$326,947
Net Income (loss)	$29,616	$(3,488)
Income tax expense	5,734	2,867
Amortization	25,782	28,778
Amortization of deferred debt issuance costs (1)	2,826	3,239
Change in contingent consideration	535	(2,298)
Acquisition-related expense (2)	2,147	80
Acquisition related long-term incentive compensation (3)	9,568	8,581
Restructuring and related expense (4)	1,129	7,767
Amortization and expense related to discontinued prepaid incentives (5)	1,768	7,136
Other non-operating loss (income) (6)	(600)	28,204
Equity-based compensation (7)	2,380	3,647
Discontinued programs expense (8)	—	(1,878)
Other non-recurring expense (9)	(3)	163
IPO related expenses (10)	20,557	—
(Income) / loss from equity method investments in related party	1,369	(27)
Adjusted Income before Income Taxes	$102,808	$82,771
Adjusted tax expense (11)	(25,825)	(20,718)
Adjusted Net Income (12)	$76,983	$62,053
Net Income (loss) Margin (13)	7.8%	(1.1)%
Adjusted Net Income Margin	20.3%	19.0%

(1)
Interest Expense includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.0 million and $0.1 million for the three months ended December 31, 2021 and 2020, respectively, while General and administrative expenses contributed to $2.1 million and $0.0 million of the acquisition-related expense for the three months ended December 31, 2021 and 2020, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of Compensation and benefits of $0.7 million and $7.2 million for the three months ended December 31, 2021 and 2020, respectively, and General and administrative costs including occupancy and professional services fees of $0.4 million and $0.6 million for the three months ended December 31, 2021 and 2020, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 17, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further discussion.
(6)
Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $28.7 million for the three months ended December 31, 2020 is due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. See “Note 13, Redeemable Preferred Units” of the audited consolidated financial statements for further discussion.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Discontinued programs expense includes $0.0 million and $(2.4) million of General and administrative expense for the three months ended December 31, 2021 and 2020, respectively. Compensation and benefits expense was $0.0 million and $0.5 million for the three months ended December 31, 2021 and 2020, respectively. These costs were associated with concluding specific programs that are no longer core to our business. This adjustment also includes $0.0 million and $0.2 million of General and administrative expense related to additional cancellation activity associated with these programs for the three months ended December 31, 2021 and 2020, respectively.
(9)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.0 million and $0.2 million for the three months ended December 31, 2021 and 2020, respectively, and Compensation and benefits expense was $0.0 million and $(0.1) million for the three months ended December 31, 2021 and 2020, respectively. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(10)
Initial public offering related expenses includes $2.3 million of General and Administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $18.3 million for the three months ended December 31, 2021, related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(11)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of RSG, LLC. For the three months ended December 31, 2021 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of RSG, LLC. For the three months ended December 31, 2020 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.03% on 100% of our adjusted income before income taxes as if the Company owned 100% of RSG, LLC.
(12)
Consolidated Adjusted Net Income does not reflect a deduction for the Adjusted Net Income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business or the non-controlling interest attributed to the retained ownership of RSG LLC.
(13)
Net Income Margin is Net Income as a percentage of total revenue.

	Year Ended December 31,
(in thousands, except percentages)	2021	2020
Total Revenue	$1,432,771	$1,018,274
Net Income	$56,632	$70,513
Income tax expense	4,932	8,952
Amortization	107,877	63,567
Amortization of deferred debt issuance costs (1)	11,372	5,002
Change in contingent consideration	2,891	(1,301)
Acquisition-related expense (2)	4,275	18,286
Acquisition related long-term incentive compensation (3)	38,405	13,064
Restructuring and related expense (4)	14,661	12,890
Amortization and expense related to discontinued prepaid incentives (5)	7,209	14,173
Other non-operating loss (income) (6)	44,947	32,270
Equity-based compensation (7)	13,639	10,800
Discontinued programs expense (8)	—	(789)
Other non-recurring expense (9)	351	346
IPO related expenses (10)	79,493	—
(Income) / loss from equity method investments in related party	759	(440)
Adjusted Income before Income Taxes	$387,443	$247,333
Adjusted tax expense (11)	(97,326)	(61,907)
Adjusted Net Income (12)	$290,117	$185,426
Net Income Margin (13)	4.0%	6.9%
Adjusted Net Income Margin	20.2%	18.2%

(1)
Interest Expense includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.0 million and $4.5 million for the years ended December 31, 2021 and 2020, respectively, while General and administrative expenses contributed to $4.3 million and $13.8 million of the acquisition-related expense for the years ended December 31, 2021 and 2020, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of Compensation and benefits of $9.9 million and $10.5 million for the years ended December 31, 2021 and 2020, respectively, and General and administrative costs including occupancy and professional services fees of $4.7 million and $2.4 million for the years ended December 31, 2021 and 2020, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 17, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further discussion.
(6)
Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $36.9 million in 2021 and $28.7 million in 2020 is due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. See “Note 13, Redeemable Preferred Units” of the audited consolidated financial statements for further discussion. For the year ended December 31, 2021, non-operating loss (income) includes costs associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt. For the year ended December 31, 2020, non-operating loss (income) includes the change in fair value of interest rate swaps which were discontinued in 2020.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Discontinued programs expense includes $0.0 million and $(1.8) million of General and administrative expense for the years ended December 31, 2021 and 2020, respectively. Compensation and benefits expense was $0.0 million and $1.0 million for the years ended December 31, 2021 and 2020, respectively. These costs were associated with concluding specific programs that are no longer core to our business. This adjustment also includes $0.0 million and $(0.1) million of General and administrative expense related to additional cancellation activity associated with these programs for the years ended December 31, 2021 and 2020, respectively.
(9)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million and $0.4 million for the years ended December 31, 2021 and 2020, respectively, and Compensation and benefits expense was $0.0 million and $(0.1) million for the years ended December 31, 2021 and 2020, respectively. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(10)
Initial public offering related expenses includes $3.6 million of General and Administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $75.9 million for the year ended December 31, 2021, related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(11)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of RSG, LLC. For the year ended December 31, 2021 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of RSG, LLC. For the year ended December 31, 2020 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.03% on 100% of our adjusted income before income taxes as if the Company owned 100% of RSG, LLC.
(12)
Consolidated Adjusted Net Income does not reflect a deduction for the Adjusted Net Income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business or the non-controlling interest attributed to the retained ownership of RSG LLC.
(13)
Net Income Margin is Net Income as a percentage of total revenue.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three months ended December 31, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income (loss) attributed to dilutive securities and substantively vested shares	Plus: Impact of all LLC Common Units exchanged for Class A shares (1)	Plus: Adjustments to Adjusted Net Income (2)	Plus: Dilutive impact of unvested equity awards (3)	Adjusted Diluted Earnings per Share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$10,534	$(483)	$19,565	$47,367	$—	$76,983
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	113,531	—	143,153	—	11,852	268,536
Net income (loss) per share of Class A common stock- diluted	$0.09	$—	$0.02	$0.19	$(0.01)	$0.29

(1)
For comparability purposes, this calculation incorporates the net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock and the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business.
(2)
Adjustments to Adjusted Net Income are described in the footnotes of the reconciliation of Adjusted Net Income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”.
(3)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted Net Income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted Loss Per Share calculation.

	Year Ended December 31, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Plus: Net income (loss) attributable to RSG LLC before the Organizational Transactions	Plus: Impact of all LLC Common Units exchanged for Class A shares (1)	Plus: Adjustments to Adjusted Net Income (2)	Plus: Dilutive impact of unvested equity awards (3)	Adjusted Diluted Earnings per Share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$(7,064)	$72,937	$(9,241)	$233,485	$—	$290,117
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	105,730	—	142,968	—	19,313	268,011
Net income (loss) per share of Class A common stock- diluted	$(0.07)	$0.69	$(0.40)	$0.94	$(0.08)	$1.08

(1)
For comparability purposes, this calculation incorporates the net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock and the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of the business.
(2)
Adjustments to Adjusted Net Income are described in the footnotes of the reconciliation of Adjusted Net Income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”.

(3)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted Net Income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted Loss Per Share calculation disclosed in “Note 15, Loss Per Share” of the audited consolidated financial statements.